Exhibit 23.1 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-252122 and 333-281387) of Driven Brands Holdings Inc. of our report dated May 19, 2026 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Driven Brands Holdings Inc.’s Annual Report on Form 10-K for the year ended December 27, 2025. /s/PricewaterhouseCoopers LLP Charlotte, North Carolina June 11, 2026